Rule 497(e) - File Nos. 33-58004 and 811-7474



                                   1784 FUNDS

                          1784 GROWTH AND INCOME FUND
                           1784 ASSET ALLOCATION FUND
                         1784 INTERNATIONAL EQUITY FUND
                  1784 U.S. GOVERNMENT MEDIUM-TERM INCOME FUND
                          1784 SHORT-TERM INCOME FUND
                                1784 INCOME FUND
                    1784 TAX-EXEMPT MEDIUM-TERM INCOME FUND
                   1784 MASSACHUSETTS TAX-EXEMPT INCOME FUND
                    1784 RHODE ISLAND TAX-EXEMPT INCOME FUND
                    1784 CONNECTICUT TAX-EXEMPT INCOME FUND
                        1784 TAX-FREE MONEY MARKET FUND
                      1784 U.S. TREASURY MONEY MARKET FUND


                SUPPLEMENT TO PROSPECTUSES DATED OCTOBER 2, 1995

            This Supplement relates to information set forth in the
             Prospectuses under the headings "Purchase of Shares,"
                           "Redemption of Shares" and
                "The Shareholder Servicing and Transfer Agent."

      The Funds' Shareholder Servicing Agent and Dividend Disbursing Agent is Boston Financial Data Services, 2 Heritage Drive, North Quincy, MA 02171. The Funds' Transfer Agent is State Street Bank and Trust Company, 225 Franklin Street, Boston, MA 02110. The Funds pay fees for these services.

      Investors purchasing Fund shares by mail should mail completed Account Applications and checks, bank drafts or money orders to the Transfer Agent, P.O. Box 8524, Boston, MA 02266-8524. The telephone number for purchases is 1-800-BKB-1784.

      Redemption requests should be sent to the Shareholder Servicing Agent at P.O. Box 8524, Boston, MA 02266-8524 (2 Heritage Drive, North Quincy, MA 02171, for overnight deliveries). The telephone number for redemptions is 1-800-BKB-1784. Payment for shares redeemed will be made within seven days.

      Any purchase orders or redemption requests previously sent to the address set forth in the Prospectuses will be forwarded to the Shareholder Servicing Agent.

      Shareholders wishing to transfer the registration of Fund shares should contact the Transfer Agent. Investors who hold Fund shares through a financial institution should contact that institution to transfer registration.


                               December 4, 1995